Exhibit 10.2

EQUIPMENT PURCHASE AND SALE AGREEMENT

THIS EQUIPMENT PURCHASE AND SALE AGREEMENT (together with all Schedules and Exhibits hereto which are incorporated herein by reference, this “Agreement”), dated as of September 8, 2022 (the “Effective Date”), is entered into by and between CleanSpark GLP, LLC, a Georgia limited liability company, with its mailing address at 2380 Godby Road, College Park, Georgia 30349 (“Buyer”), and COSMOS INFRASTRUCTURE, LLC, a Delaware limited liability company, with an address at 2015 George Lyons Parkway, Sandersville, Georgia 31082 (“Seller”) and MAWSON INFRASTRUCTURE GROUP, INC., a Delaware corporation with its address at Level 5 97 Pacific Highway, North Sydney NSW 2060 (“MIG”).

RECITALS:

WHEREAS, CSRE Properties Sandersville, LLC, a Georgia limited liability company, CleanSpark, Inc., a Nevada corporation, both affiliates of Buyer, and Luna Squares, LLC, f/k/a Innovative Property Management, LLC, a Delaware limited liability company and an affiliate of Seller, have entered into a Purchase and Sale Agreement (“Land Purchase Agreement”) on August 31, 2022; and

WHEREAS, as part of the Land Purchase Agreement, it is contemplated that Buyer shall purchase certain of Seller’s Bitcoin mining equipment and other assets in addition to the Land Purchase Agreement on the terms and conditions of this Agreement; and

WHEREAS, Seller desires to sell such assets to Buyer on the terms and conditions of this Agreement.

NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Article I

description AND delivery OF ASSETS

1.1 Purchased Assets. Subject to the terms of this Agreement, Buyer agrees to purchase the assets from Seller that are listed on Schedule 1 (“Purchased Assets”).

1.1
Delivery of Purchased Assets. Buyer shall take possession of the Purchased Assets at 2015 George Lyons Parkway, Sandersville, Washington County, Georgia 31082, upon the Closing (as defined in Section 3.2 below).

1.3 Land Purchase Agreement. The consummation of this Agreement is subject to the execution, delivery and consummation of the transactions contemplated by the Land Purchase Agreement. This Agreement may only be terminated, if the transactions contemplated by the Land Purchase Agreement have not been consummated and the Land Purchase Agreement has been

IF " DOCVARIABLE "SWDocIDLocation" 1" = "1" " DOCPROPERTY "SWDocID" 4891-3840-5423v6" "" 4891-3840-5423v6

terminated, in which case, either party hereto, in its sole discretion, may terminate this Agreement without further liability to the other party.

Article II

PURCHASE AND SALE OF ASSETS

2.1 Purchase and Sale of Assets. Subject to the terms of this Agreement, Seller agrees to sell, assign, transfer and deliver to Buyer, and Buyer agrees to purchase and accept from Seller, at the Closing (as defined in Section 3.2 below), all of Seller’s right, title and interest to the Purchased Assets.

2.1
Conveyance of Purchased Assets. The Buyer and Seller shall enter into the Bill of Sale or other instruments of conveyance as shall be reasonably requested by Buyer for the transfer by Seller to Buyer of all of Seller’s right, title and interest in and to the Purchased Assets. The bill of sale to be signed by the Buyer and Seller shall be in the form as attached hereto as Exhibit “A” (the “Bill of Sale”).
2.2
Warranty. At the Closing, and to the extent transferrable, Seller hereby transfers and assigns to Buyer any and all warranties with respect to the Purchased Assets provided by the manufacturers to Seller in connection with its original purchase of the Purchased Assets, subject to the relevant terms and conditions.

2.4 MIG Guarantee. MIG hereby irrevocably, absolutely and unconditionally guarantees to Buyer the prompt, complete and full performance, when due, of all of Seller covenants and obligations under this Agreement. This guaranty shall be a continuing guaranty and shall remain in full force and effect with respect to MIG until the termination of the applicable agreement, representation, warranty, covenant or obligation of Seller pursuant to, and in accordance with, this Agreement. MIG acknowledges that its obligations under this 2.4 shall not be released or discharged in whole or in part by the insolvency, bankruptcy, liquidation, termination, dissolution, merger, consolidation or other business combination of Seller or MIG. The guaranty contemplated in this Section 2.4 shall apply to any obligation of Seller hereunder, regardless of whether MIG is specifically cited herein as being a party to such obligation. MIG shall be liable as principal debtor and not solely as surety with respect to the performance of the obligations guaranteed hereunder. Buyer shall not be bound to exhaust their recourse against Seller or any other Person before being entitled to payment or other recourse under the guarantee provided by MIG herein.

Article III

CONSIDERATION; Closing

3.1 Purchase Price. The purchase price (the “Purchase Price”) for the Purchase Assets shall be Nine Million, Four Hundred Eighty-Three Thousand, One Hundred Forty-Four and No/Dollars ($9,483,144.00) in cash.

3.2 Closing. The consummation of the transactions contemplated by this Agreement shall occur contemporaneously with the consummation of the transactions contemplated by the Land Purchase Agreement. Upon closing, Buyer and Seller shall execute and deliver the Bill of Sale and Buyer shall pay the Seller the Purchase Price within fifteen (15) days after Closing, via wire transfer to an account designated in writing by Seller.

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3.3 Security. Buyer hereby grants a security interest in the Purchased Assets in favor of Seller to secure the obligations of Buyer to pay the Purchase Price in full under this Agreement. Seller may, at such time as it determines appropriate, file a UCC 1 Financing Statement in such places as it determines to evidence the security interest granted by Buyer to Seller under this Agreement. Upon the occurrence of a payment default by Buyer, Seller may, in addition to any other remedies provided herein, take possession of the Purchased Assets, without liability for trespass or conversion, for itself or sell the same at public or private sale, with or without having such property at the sale, after giving Buyer reasonable notice of time and place of any public sale or of the time after which any private sale is to be made, at which sale Luna Squares or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Buyer reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in Section at least ten (10) business days before the time of sale. The proceeds from any such disposition, less all expenses connected with the taking of possession, holding, and selling of the property (including reasonable attorneys’ fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this paragraph. Any surplus shall be paid to Buyer as otherwise required by law, and Buyer shall pay any deficiencies forthwith. Once the Purchase Price is paid in full, such security interest shall be terminated and of no further force or effect without any further authorization or approval of Seller. Seller agrees to cancel and/or withdraw all liens and encumbrances on the Purchases Assets, including any UCC 1 Financing Statements, upon the termination of the security interest, if applicable.

Article IV

REPRESENTATIONS AND WARRANTIES OF SELLER

The Seller makes no representation or warranty whatsoever with respect to the Purchased Assets other than as expressly set out in this Agreement. By accepting this Agreement, Buyer acknowledges that it has not relied on any representation or warranty made by Seller, or any other person on Seller's behalf, other than as set out in this Agreement. Seller represents and warrants to Buyer as follows:

4.1 Organization and Good Standing. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all limited liability company power and authority to own, occupy and operate the Purchased Assets. Seller is duly qualified to do business and is in good standing in all other jurisdictions in which the ownership of the Purchased Assets make such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the consummation of the transactions contemplated by this Agreement, taken as a whole.

4.1
Authority. Seller has all limited liability company power and authority to execute and deliver this Agreement and all agreements contemplated hereunder and to consummate the transactions contemplated hereunder. The execution, delivery and performance of the Agreement and all agreements contemplated hereunder, and the consummation of the transactions contemplated hereunder, have been duly and validly authorized by all necessary action on the part of Seller. The Agreement and all agreements contemplated hereunder will constitute, when executed and

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delivered, the valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except that enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditor’s rights generally and by principles of equity.
4.2
Effect of Agreement. The execution, delivery and performance of this Agreement and all agreements contemplated hereunder, and the consummation of the transactions contemplated hereunder, do not violate or result in a breach of the terms or provisions of, or constitute a default under, create a Lien under, or conflict with or result in the termination of, or require Seller to obtain any consent or approval under any agreements to which the Seller is bound, or the certificate of formation, governing documents or any documents comparable thereto or any amendments or modifications thereto of Seller.
4.3
Consents. All consents, approvals, authorizations, and other requirements that must be obtained or satisfied by Seller that are necessary for the execution of this Agreement, the agreements contemplated hereunder, and the consummation of the transactions contemplated hereunder, have been obtained and satisfied.
4.4
Title to Purchased Assets. Seller has good title to the Purchased Assets, and the right to transfer such title. The Purchased Assets shall be sold and conveyed to Buyer free and clear of all liens, charges, claims, counterclaims, rights of set off, rights of recoupment and similar rights, encumbrances, security interests, mortgages, pledges or other claims or interests of any nature (collectively, "Liens").
4.5
Taxes. All taxes owed by Seller in connection with the Purchased Assets have been paid and there are no Liens on the Purchased Assets in connection with, or otherwise related to, any failure to pay any tax.
4.6
Brokers. No finder, broker, agent or other intermediary has acted for or on behalf of the Seller in connection with the negotiation or consummation of this Agreement, and there are no claims for any brokerage commission, finder’s fee or similar payment due from Seller.
4.7
Warranty. The Purchased Assets (i) are in good working order (ordinary wear and tear excepted); and (ii) have been maintained in accordance with generally accepted industry practices.
4.8
Terahash Warranty. Seller warrants that the Purchased Assets consisting of Bitcoin miners will provide no less than 557,832 terahash of nameplate computing power (the "Guaranteed Hashrate"). Buyer shall be satisfied in its sole discretion that the actual hashrate of the Purchased Assets (“Actual Hashrate”) meets the Guaranteed Hashrate. If Buyer determines, within 15 days of Closing of this Agreement, acting reasonably, that the Actual Hashrate is at least 1% less than the Guaranteed Hashrate, and has given written notice of that fact to Seller, then Seller shall provide additional Bitcoin mining rigs or reduce the Purchase Price pro-rata, at Buyer’s discretion, to meet the Guaranteed Hashrate obligations, within 15 days of receipt of the notice by Seller. In determining the actual hashrate of the Purchased Assets the Buyer must take into account the usual operating conditions for the Purchased Assets, and the manufacturer’s recommended operating specifications. The testing of the hashrate will be conducted over a 2 hour period, between 8am – 10am, on 2 separate days within 15 days of Closing. The tested units will be online prior to 8am.

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The total average hashrate of the Bitcoin miner fleet over the testing period, will be considered the hashrate of the fleet for purposes of this section. The Bitcoin miners will not be overclocked during the period. Seller will provide any relevant data or information requested by Seller in relation to the making of the hashrate determination. If (a) the Actual Hashrate fails to the meet the Guaranteed Hashrate and (b) Buyer elects to have additional Bitcoin mining rigs provided, then Seller shall provide replacement Bitcoin mining rig of the same quantity and model.

For clarity, the Seller must replace a Bitmain S19pro with another Bitmain S19pro with the same Hashrate and not with a Bitmain S19, or an Avalon, Canaan, or Whatsminer.

Article V

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

5.1 Organization and Good Standing. Buyer is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Georgia.

5.1
Authority. Buyer has all requisite power and authority to execute and deliver this Agreement and all agreements contemplated hereunder, and to consummate the transactions contemplated hereunder. The execution, delivery and performance of the Agreement and all agreements contemplated hereunder and the consummation of the transactions contemplated hereunder have been duly and validly authorized by all necessary action on the part of Buyer. The Agreement and all agreements contemplated hereunder have been duly executed and delivered by Buyer and constitute or will constitute when executed and delivered valid and binding obligations of Buyer enforceable against Buyer in accordance with their terms, except that enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by principles of equity.
5.2
Effect of Agreement. The execution, delivery and performance of the Agreement and all agreements contemplated hereunder, and the consummation of the transactions contemplated hereunder do not violate or conflict with the charter or bylaws and any amendments or modifications thereto of Buyer.
5.3
Brokers. No finder, broker, agent or other intermediary has acted for or on behalf of Buyer in connection with the negotiation or consummation of this Agreement, and there are no claims for any brokerage commission, finder’s fee or similar payment due from Buyer.
Article VI

CERTAIN COVENANTS AND UNDERSTANDINGS

6.1 Transfer Taxes. Any and all Transfer Taxes (as defined below) shall be borne by Seller. Seller shall timely and accurately file all necessary tax returns and other documentation with respect to Transfer Taxes (the “Transfer Tax Returns”) and timely pay all such Transfer Taxes. If required by applicable law, Seller will join in the execution of any Transfer Tax Return. For purposes of this Agreement, “Transfer Taxes” means all sales (including bulk sales), use, transfer,

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recording, value added, ad valorem, privilege, documentary, gross receipts, registration, conveyance, excise, license, stamp or similar Taxes and fees arising out of, in connection with or attributable to the transactions effectuated pursuant to this Agreement.

6.1
Title and Risk of Loss. Seller and Buyer understand and agree that title to the Purchased Assets and the risk of loss with respect to the Purchased Assets shall pass from Seller to Buyer upon Closing.
6.2
Further Assurances. Seller shall, at any time on or after a Closing Date and at Seller’s expense, execute, acknowledge and deliver all such further acts, deeds and instruments as may be reasonably required for the effective transfer to and possession by Buyer, or its successors or assigns, of any of the respective Purchased Assets.
Article VII

INDEMNIFICATION

7.1 Survival of Representations and Warranties. All representations, warranties, covenants and agreements set forth in this Agreement or in any other certificate or document delivered pursuant to this Agreement shall survive the Closing and for a period of one year (1) year, except for Section 4.9, which will expire at the Closing. No claim with regards to any representation, warranty, covenant or agreement set forth in or arising from this Agreement or in any other certificate or document delivered pursuant to this Agreement shall be brought or made after such one-year (1) year period.

7.1
Indemnification by Seller. Seller shall defend, indemnify, and hold harmless Buyer and its officers, agents, representatives, successors and assigns from and against any loss, damage, injury, settlement, judgment, award, fine, penalty, fee, charge, cost or expense (including interest, investigative expenses and costs of experts and other witnesses and reasonable attorneys’ fees), and any claims or other liabilities or obligations (collectively, “Losses”) arising from or related to (a) any misrepresentation or breach of any representation or warranty by Seller contained in this Agreement or any of the agreements contemplated hereunder; (b) the use, ownership, or operation by Seller of the Purchased Assets prior to the Closing; (c) Seller’s breach or failure to perform any covenant, undertaking or other agreement contained in this Agreement; (d) any and all Taxes and assessments related to the Purchased Assets for periods prior to the applicable Closing Date(s); and (e) any liabilities, debts or obligations of Seller.
7.2
Indemnification by Buyer. Buyer shall defend, indemnify, and hold harmless Seller, its officers, agents, representatives, successors and assigns from and against any Losses arising from or related to (a) any misrepresentation or breach of any representation or warranty by Buyer contained in this Agreement or any of the agreements contemplated hereunder; (b) the use, ownership, or operation of the Purchased Assets by Buyer after the Closing Date; (c) Buyer’s breach or failure to perform any covenant, undertaking or other agreement contained in this Agreement; and (d) any and all Taxes and assessments of Buyer on the Purchased Assets related to periods after the Closing Date applicable thereto.
7.3
Limitation on Liability. The maximum aggregate amount of all Losses for which Seller or Buyer shall be liable under this Agreement shall not exceed the Purchase Price.

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7.4
No Consequential Damages. Notwithstanding anything to the contrary elsewhere in this Agreement, no party shall, in any event, be liable to any other person for any consequential, incidental, indirect, special or punitive damages of such other person, including loss of future revenue, income or profits, diminution of value or loss of business reputation or opportunity relating to the breach or alleged breach hereof.
7.5
Fraud or Intentional Representation. Nothing in this Article VII shall be deemed to limit any claim(s) based upon fraud or intentional misrepresentation (but not, for the avoidance of doubt, claims for negligent misrepresentation).
7.6
Exclusive Remedy. This Article VII sets forth the entire liability and obligation of Seller and the sole and exclusive remedy for Buyer for any and all claims after the Closing for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement.
Article VIII

MISCELLANEOUS
1.1
Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt) or delivered by email; or (b) when received by the addressee if sent by a nationally recognized overnight courier, for delivery the next day (receipt requested). Such communications must be sent to the respective parties at the following addresses:

If to Seller or MIG: COSMOS INFRASTRUCTURE, LLC

c/o Mawson Infrastructure Group, Inc.

Level 5 97 Pacific Highway

North Sydney NSW 2060

Attn: James Manning, Chief Executive Officer

Email: james@mawsoninc.com

With a copy: General Counsel

Email: legal@mawsoninc.com

If to Buyer: CleanSpark, Inc.

2370 Corporate Circle, Suite 160

Henderson, NV 89074

Attn: Legal Department

With a copy to: Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, 3414 Peachtree Road, NE, Suite 1500,

Atlanta, GA 30326,

Attn: Justin Daniels, Esq.

Email: jdaniels@bakerdonelson.com.

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The above addresses may be changed by written notice to the other party in the manner provided above; however, that no notice of a change of address shall be effective until actual receipt of such notice.

8.1
Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Georgia without giving effect to any choice or conflict of law provision or rule of such jurisdiction.
8.2
Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages. Counterparts hereof which are transmitted by facsimile or electronic transmission shall be given identical legal effect as an original.
8.3
Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by Seller or Buyer without the prior written consent of the non-assigning party. Any purported assignment without such consent shall be void.
8.4
Third Party Beneficiaries. None of the provisions of this Agreement or any document contemplated hereby is intended to grant any right or benefit to any person or entity which is not a party to this Agreement.
8.5
Headings. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.
8.6
Amendments; Waivers. This Agreement may not be amended, changed, supplemented or otherwise modified except by an instrument in writing signed on behalf of all of the parties hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
8.7
Confidentiality. The parties shall hold in strictest confidence any information and material which is related to either Buyer or Seller’s business or is designated by either Buyer or Seller as proprietary and confidential, herein or otherwise. Seller further covenants not to disclose or otherwise make known to any individual or entity nor to issue or release for publication any articles or advertising or publicity matter relating to this Agreement in which the name of Buyer or any of its affiliates is mentioned or used, directly or indirectly, unless prior written consent is granted by

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the other party; provided, however, that either party shall be entitled to make any disclosures required as a public company under applicable law, regulation or stock exchange rule without any consent of the other party, including the filing of this Agreement as an exhibit thereto.
8.8
Severability. In the event that any provision in this Agreement shall be determined to be invalid, illegal or unenforceable, in any respect, the remaining provisions of this Agreement shall not be in any way impaired, and the illegal, invalid or unenforceable provision shall be fully severed from this Agreement and there shall be automatically added in lieu thereof a provision as similar in terms and intent to such severed provision as may be legal, valid and enforceable.
8.9
Entire Agreement. This Agreement and the Schedules and Exhibits hereto constitute the entire contract between the parties hereto pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings between the parties with respect to such subject.
8.10
Definitions. All capitalized terms that are not defined herein shall have the meaning ascribed to such terms in the Land Purchase Agreement.
8.11
Fees and Expenses. Each party shall bear his or its own commissions, expenses and legal fees incurred on his or its behalf with respect to this Agreement and the closing of the transactions contemplated hereby.
8.12
Arbitration. All disputes, controversies, or claims arising out of or relating to this Agreement or a breach of this Agreement shall be submitted to and finally resolved by arbitration under the rules of the American Arbitration Association (“AAA”) then in effect. There shall be one arbitrator, such arbitrator shall be chosen by mutual agreement of the parties in accordance with AAA rules. The arbitration shall be conducted in Atlanta, Georgia. The findings of the arbitrator shall be final and binding on the parties, and may be entered in any court of competent jurisdiction for enforcement. Nothing herein shall prevent a party from seeking any provisional or equitable remedy (including, but not limited to, an injunction) from any court having jurisdiction over the parties and the subject matter of the dispute as is necessary to protect such Party’s rights.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by its duly authorized officer as of the date first above written.

SELLER: COSMOS INFRASTRUCTURE, LLC

A Delaware limited liability company

/s/ James Manning

By: James Manning

Its: CEO_____________________________

Counterpart Signature Page to

Equipment Purchase and Sale Agreement

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by its duly authorized officer as of the date first above written.

BUYER: CleanSpark GLP, LLC

/s/ Zachary Bradford
By:

Its:

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by its duly authorized officer as of the date first above written.

SELLER: MAWSON INFRASTRUCTURE GROUP, INC.

A Delaware limited liability company

/s/ James Manning

By: James Manning

Its: CEO

Counterpart Signature Page to

Equipment Purchase and Sale Agreement

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